UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2023

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	RH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders (the “Annual Meeting”) of RH held on June 29, 2023, RH’s shareholders voted on four proposals and cast their votes as described below. The proposals are set forth in RH’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on May 24, 2023. RH is also referred to herein as the “Company.”

Proposal 1: RH’s shareholders elected three (3) nominees to the Board of Directors, as Class II directors, each to hold office for a three-year term and until the annual meeting of shareholders in 2026 or until his or her successor is duly elected and qualified.

NAME	FOR	WITHHELD	BROKER NON-VOTES
Hilary Krane	15,772,978	990,697	1,738,932
Katie Mitic	15,770,192	993,483	1,738,932
Ali Rowghani	16,234,164	529,511	1,738,932

Proposal 2: RH’s shareholders cast their votes, on a non-binding advisory basis, approving RH’s named executive officer compensation, as set forth below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,371,637	377,073	14,965	1,738,932

Proposal 3: RH’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as RH’s independent registered public accounting firm for the 2023 fiscal year, as set forth below.

FOR	AGAINST	ABSTAIN
18,074,804	421,243	6,560

Proposal 4: RH’s shareholders rejected the shareholder proposal to report on matters related to the procurement of down feathers from suppliers, as set forth below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
856,988	15,783,488	123,199	1,738,932

As of the close of business on May 23, 2023, the record date for the determination of shareholders entitled to vote at the Annual Meeting, there were 22,052,211 shares of the Company’s Common Stock outstanding, each share being entitled to one vote, constituting all of the outstanding voting securities of the Company. Following the record date, the Company repurchased 1,620,152 shares of the Company’s Common Stock through the date of the Annual Meeting (the “Repurchased Shares”). Such Repurchased Shares were not entitled to be voted at the Annual Meeting under Delaware law and were not considered outstanding for purposes of voting at the Annual Meeting. As a result, at the Annual Meeting, the holders of 18,502,607 shares of the Company’s Common Stock were represented in person or by proxy, which represented 90.56% of the 20,432,059 shares entitled to vote at the Annual Meeting and which constituted a quorum for the transaction of business.

Holders of shares of Common Stock as of the record date for the Annual Meeting received proxy cards soliciting their votes on the proposals presented at the Annual Meeting and may have returned completed proxy cards prior to the Annual Meeting, even though a portion of those shares represent Repurchased Shares that were no longer considered outstanding for voting purposes at the Annual Meeting. In general, it is not practicable for the Company to trace the voting instructions that apply to specific Repurchased Shares. Accordingly, in order to take the most appropriate approach to determining the correct voting outcome for each of the proposals before the Annual Meeting under Delaware law, the Company instructed the inspector of elections for the Annual Meeting to assume that any such Repurchased Shares had voted “FOR” each of the directors listed in Proposal 1 and “FOR” each of Proposals 2 and 3, and to reduce the total amount of “FOR” votes cast by an amount equal to the number of Repurchased Shares, and thereby to strike out such FOR votes with respect to any Repurchased Shares when determining the results with respect to such Proposals. The Company took the same approach with respect to Proposal 4 striking out a number of votes “AGAINST” Proposal 4 equal to the number of Repurchased Shares. The voting results at the Annual Meeting were overwhelmingly in favor of Proposals 1, 2 and 3 and overwhelmingly against Proposal 4 such that the striking out of voting with respect to the Repurchased Shares did not affect the ultimate outcome of any Proposal other than to reduce the margin by which the Proposal was carried (or rejected in the case of Proposal 4).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2023	By:	/s/ Jack Preston
Jack Preston
Chief Financial Officer